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                                                                      Exhibit 23





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 27, 1998 accompanying the financial statements of The Parts Source, Inc. (d/b/a Ace Auto Parts) that is included in the Company's Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of The Parts Source, Inc. (d/b/a Ace Auto Parts) on Form S-8 (File No. 333-30319, effective June 30, 1997).




                                                          /s/ GRANT THORNTON LLP

Tampa, Florida
February 27, 1998